SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 25, 2001
                                                   (April 24, 2001)
                                                   ------------------------


                           Harveys Casino Resorts
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             (Exact Name of Registrant as Specified in Charter)


          Nevada                       1-12802               88-0066882
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(State or Other Jurisdiction         (Commission            (IRS Employer
      of Incorporation)              File Number)         Identification No.)



Highway 50 & Stateline Avenue, P.O. Box 128, Lake Tahoe, Nevada        89449
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(Address of Principal Executive Offices)                            (Zip Code)



Registrant's telephone number, including area code:  (775) 588-2411
                                                     -------------------------



  Item 5. Other Events.

                 On April 24, 2001, Harveys Casino Resorts, a Nevada corporation (the "Company"), Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"), Colony HCR Voteco, LLC, a Delaware limited liability company, and Colony Investors III, L.P., a Delaware limited partnership, entered into a Stock Purchase Agreement (the "Harveys Stock Purchase Agreement"), pursuant to which Harrah's would acquire by stock purchase all of the issued and outstanding shares of capital stock of the Company (the "Shares") (including the cancellation of all outstanding options to acquire Shares) for an aggregate of $625 million, inclusive of existing debt, and subject to certain adjustments, on the terms set forth therein.

                 The foregoing is a summary only and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as an exhibit hereto.

                 As permitted under Item 601(d) of Regulation S-K, the Stock Purchase Agreement is filed herewith without the exhibits or schedules. The Company will supply a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

                 This Report on Form 8-K contains "forward-looking statements," as defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, with respect to the Company's expectations or beliefs concerning future events, including statements about the consummation of Harrah's acquisition of the Company. These statements are based on management's current expectations and are subject to risks and uncertainties, some or all of which are not predictable or within the Company's control, which could cause actual results to differ materially from expected results. These risks and uncertainties include, but are not limited to (a) risks and uncertainties related to the ability of the parties to consummate Harrah's acquisition of the Company, (b) obtaining and retaining gaming licenses and regulatory approvals, (c) changes in the gaming markets in which the Company operates, (d) risks and uncertainties inherent in the gaming industry and (e) other risks as detailed from time to time in the Company's filings with the Securities and Exchange Commission. All future written and verbal forward-looking statements attributable to the Company or any person acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company and its affiliates undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Report on Form 8-K might not occur.

  Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)    Exhibits.

              The following exhibit is filed as part of this report:

              Exhibit
              Number      Description

              2.1 Stock Purchase Agreement, dated as of April 24, 2001, by and among Harrah's Entertainment, Inc., Colony HCR Voteco, LLC, Colony Investors III, L.P. and
                          Harveys Casino Resorts



                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated: April 24, 2001                By:      /s/ John J. McLaughlin
                                            ----------------------------------
                                            Name:   John J. McLaughlin
                                            Title:  Chief Financial Officer,
                                                    Treasurer and Secretary



                               EXHIBIT INDEX

  Exhibit
  Number         Description
  -------        -----------
   2.1           Stock Purchase Agreement, dated as of April 24, 2001, by and among Harrah's Entertainment, Inc., Colony HCR Voteco, LLC,
                 Colony Investors III, L.P. and Harveys Casino Resorts





                                                                    Exhibit 2.1


                          STOCK PURCHASE AGREEMENT


                         dated as of April 24, 2001


                                   among


                        Harrah's Entertainment, Inc.


                          Colony HCR Voteco, LLC,


                         Colony Investors III, L.P.


                                    and


                           Harveys Casino Resorts










                             TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE I. SALE AND TRANSFER OF SHARES; CLOSING...............................1

         Section 1.1  Basic Transaction.......................................1
         Section 1.2  Closing.................................................1
         Section 1.3  Purchase Price..........................................1
         Section 1.4  Closing Deliveries......................................4

ARTICLE II. EFFECT OF THE CLOSING ON OPTIONS OF HARVEYS.......................5

         Section 2.1  Harveys Option Plan.....................................5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF HARVEYS........................5

         Section 3.1  Organization of Harveys and its Subsidiaries............5
         Section 3.2  Capitalization..........................................6
         Section 3.3  Authority; No Conflict; Required Filings and Consents...8
         Section 3.4  Public Filings; Financial Statements....................9
         Section 3.5  No Undisclosed Liabilities.............................10
         Section 3.6  Absence of Certain Changes or Events...................10
         Section 3.7  Taxes..................................................11
         Section 3.8  Real Property..........................................12
         Section 3.9  Title to Personal Property; Liens......................14
         Section 3.10 Intellectual Property..................................15
         Section 3.11 Agreements, Contracts and Commitments..................15
         Section 3.12 Litigation.............................................16
         Section 3.13 Environmental Matters..................................16
         Section 3.14 Employee Benefit Plans.................................17
         Section 3.15 Compliance with Gaming Laws............................20
         Section 3.16 Information Statement..................................22
         Section 3.17 Labor Matters..........................................22
         Section 3.18 Insurance..............................................22
         Section 3.19 Nevada Takeover Statute................................22
         Section 3.20 Brokers................................................23
         Section 3.21 Transactions With Affiliates...........................23

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLERS........................23

         Section 4.1  Organization of Certain Sellers........................23
         Section 4.2  Authority..............................................23
         Section 4.3  No Conflict; Required Filings and Consents.............24
         Section 4.4  Brokers................................................24
         Section 4.5  Harveys Shares.........................................24
         Section 4.6  All Harveys Capital Stock..............................24

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF HARRAH'S........................25

         Section 5.1  Organization...........................................25
         Section 5.2  Authority; No Conflict; Required Filings and Consents..25
         Section 5.3  Intentionally Omitted..................................26
         Section 5.4  Brokers................................................26
         Section 5.5  Financing..............................................26
         Section 5.6  Compliance with Gaming Laws............................27

ARTICLE VI. COVENANTS....................................................... 28

         Section 6.1  Conduct of Business of Harveys.........................28
         Section 6.2  Cooperation; Notice; Cure..............................32
         Section 6.3  No Solicitation........................................32
         Section 6.4  Employee Matters.......................................33
         Section 6.5  Written Consent and Information Statement..............33
         Section 6.6  Access to Information..................................34
         Section 6.7  Governmental Approvals.................................34
         Section 6.8  Publicity..............................................35
         Section 6.9  Indemnification........................................36
         Section 6.10 Stockholder Litigation.................................36
         Section 6.11 Further Assurances and Actions.........................36
         Section 6.12 Transfer Taxes.........................................37
         Section 6.13 Harveys Stockholders...................................37

ARTICLE VII. CONDITIONS TO CLOSING...........................................37

         Section 7.1  Conditions to Each Party's Obligation to Effect
                      the Closing............................................37
         Section 7.2  Additional Conditions to Obligations of Harveys........38
         Section 7.3  Additional Conditions to Obligations of Harrah's.......38

ARTICLE VIII. TERMINATION AND AMENDMENT......................................40

         Section 8.1  Termination............................................40
         Section 8.2  Effect of Termination..................................40
         Section 8.3  Fees and Expenses......................................41
         Section 8.4  Sellers' Representative................................41
         Section 8.5  Amendment..............................................41
         Section 8.6  Extension; Waiver......................................41

ARTICLE IX. MISCELLANEOUS....................................................41

         Section 9.1  Survival of Certain Matters Following Termination
                      or Closing.............................................41
         Section 9.2  Notices................................................42
         Section 9.3  Interpretation.........................................43
         Section 9.4  Counterparts...........................................43
         Section 9.5  Entire Agreement; No Third Party Beneficiaries.........43
         Section 9.6  Governing Law..........................................44
         Section 9.7  Assignment.............................................44


Exhibit 1.3(b)  Illustration of Calculation of Total Transaction Consideration
Exhibit 6.13    Form of Joinder





                           TABLE OF DEFINED TERMS

                                                       Cross Reference
Terms                                                    in Agreement
-----                                                  ---------------
Accountants                                             Section 1.3(d)
Acquisition Proposal                                    Section 6.3(a)
Agreement                                               Preamble
Benefit Arrangement                                     Section 3.14(a)
"best knowledge"                                        Section 9.3
Budget                                                  Section 6.1
Class A Consideration                                   Section 1.3(a)
Class B Consideration                                   Section 1.3(a)
Closing                                                 Section 1.2
Closing Date                                            Section 1.2
Closing Schedule                                        Section 1.3(c)
Code                                                    Section 3.7(g)
Colony III                                              Preamble
Confidentiality Agreement                               Section 6.6
Determination Date                                      Section 1.3(b)
Employee Plans                                          Section 3.14(a)
Environmental Condition                                 Section 3.13
Environmental Laws                                      Section 3.13
Environmental Liabilities and Costs                     Section 3.13
ERISA                                                   Section 3.14(a)
ERISA Affiliate                                         Section 3.14(a)
Exchange Act                                            Section 3.4(a)
Foreign Plan                                            Section 3.14(a)
GAAP                                                    Section 3.4(b)
Governmental Approvals                                  Section 6.7(a)
Governmental Entity                                     Section 3.3(c)
Harrah's                                                Preamble
Harrah's Disclosure Schedule                            Article V
Harrah's Gaming Laws                                    Section 5.6(b)
Harrah's Material Adverse Effect                        Section 5.1
Harrah's Permits                                        Section 5.6(a)
Harveys                                                 Preamble
Harveys Balance Sheet                                   Section 3.4(b)
Harveys Class A                                         Section 3.2(a)
Harveys Class B                                         Section 3.2(a)
Harveys Common Stock                                    Section 3.2(a)
Harveys Disclosure Schedule                             Article III
Harveys Gaming Laws                                     Section 3.15(b)
Harveys Leased Property                                 Section 3.8(a)
Harveys Material Adverse Effect                         Section 3.1
Harveys Material Contracts                              Section 3.11(a)
Harveys Owned Property                                  Section 3.8(a)
Harveys Permits                                         Section 3.15(a)
Harveys Preferred Stock                                 Section 3.2(a)
Harveys Real Property                                   Section 3.8(a)
Harveys SEC Reports                                     Section 3.4(a)
Harveys Stock Option Plan                               Section 2.1
HSR Act                                                 Section 3.3(c)
Indebtedness                                            Section 3.11(a)
Indemnified Parties                                     Section 6.9(a)
Information Statement                                   Section 3.16
Iowa West Letter of Credit                              Section 1.3(b)
IRS                                                     Section 3.7(h)
Joinder                                                 Section 6.13
Lease Documents                                         Section 3.8(c)
Multiemployer Plan                                      Section 3.14(a)
Net Working Capital                                     Section 1.3(b)
Notifying Party                                         Section 6.7(a)
NRS                                                     Section 3.19
Option Settlement Amount                                Section 2.1
Options                                                 Section 2.1
Pension Plan                                            Section 3.14(a)
Pinnacle Transaction                                    Section 3.11(c)
SEC                                                     Section 3.3(c)
Securities Act                                          Section 3.4(a)
Seller Disclosure Schedule                              Article IV
Sellers                                                 Preamble
Sellers' Representative                                 Section 8.4
Sellers' Representative Certificate                     Section 1.3(a)
Shares                                                  Preamble
Special Flood Hazard Area                               Section 3.8(f)
Subsidiary                                              Section 3.1
Tax Return                                              Section 3.7(h)
Taxes                                                   Section 3.7(h)
Third Party                                             Section 6.3(a)
Total Transaction Consideration                         Section 1.3(a)
Voteco                                                  Preamble
Voting Debt                                             Section 3.2(b)
Welfare Plan                                            Section 3.14(a)




                          STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 24, 2001, by and among HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("Harrah's"), COLONY HCR VOTECO, LLC, a Delaware limited liability company ("Voteco"), COLONY INVESTORS III, L.P., a Delaware limited partnership ("Colony III"), those other persons executing a Joinder hereto pursuant to
Section 6.13 hereof (collectively with Voteco and Colony III, "Sellers") and HARVEYS CASINO RESORTS, a Nevada corporation ("Harveys").

         WHEREAS, Voteco and Colony III own, in the aggregate, at least 95% of all of the outstanding capital stock of Harveys;

         WHEREAS, Sellers desire to sell, and Harrah's desires to purchase, all of the issued and outstanding shares of capital stock of Harveys (the "Shares"), for the consideration and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                ARTICLE I.
                    SALE AND TRANSFER OF SHARES; CLOSING

         Section 1.1 Basic Transaction. On and subject to the terms and conditions of this Agreement, Harrah's agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to Harrah's, all of his or its Shares for the consideration specified below in this Article I.

         Section 1.2 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at such time and place to be agreed upon by Harrah's, Harveys and the Sellers' Representative, on a date to be specified by Harrah's, Harveys and the Sellers' Representative, which shall be no later than the fifth business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VII (the "Closing Date"), unless another date is agreed to by Harrah's, Harveys and the Sellers' Representative.

         Section 1.3 Purchase Price.

          (a) The Sellers shall be entitled to a total transaction consideration (the "Total Transaction Consideration") to be calculated pursuant to this Section 1.3, to be allocated among them pursuant to the direction of Colony III, as evidenced by a certificate signed by the general partner thereof in the form set forth as Exhibit 1.3(a) hereto (the "Sellers' Representative Certificate"), certifying as to the allocation of such consideration and indicating the per share allocation for each of the Harveys Class A and the Harveys Class B (the "Class A Consideration" and the "Class B Consideration," respectively). Payment of the Total Transaction Consideration shall be made in the manner described in this
Section 1.3.

          (b) The "Total Transaction Consideration" shall equal: (i) $625 million, minus (ii) the sum of (A) the amount, as set forth on the balance sheet of Harveys as of the last day of the month immediately preceding the Closing Date (the "Determination Date"), in accordance with GAAP, without duplication, of indebtedness for borrowed money (long-term and short-term (including current portion of long-term debt)), capitalized lease obligations, synthetic lease obligations, obligations with respect to letters of credit (other than letters of credit with respect to up to $3.75 million of workers compensation obligations and the letter of credit for $45 million established pursuant to, and any other amounts payable under (to the extent the same are set forth on the balance sheet), the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August 31, 1999, as amended October 6, 1999, by and between HBR Realty Company, Inc. and Iowa West Racing Association (the "Iowa West Letter of Credit")), (B) other guarantees of indebtedness to third parties of the types set forth in clause (ii)(A) and (C) all payments due to Charles W. Scharer pursuant to the Separation Agreement, dated as of January 4, 2001, by and between Harveys and Charles W. Scharer, calculated as of and fully satisfied on the Closing Date, minus (iii) an amount equal to $20,155,000 (reflecting the agreed upon appropriate amount of cash and cash equivalents to be on hand at the Determination Date), plus (iv) the amount of cash and cash equivalents actually on hand as of the Determination Date, plus (v) the proceeds (net of any amounts required to be withheld for related taxes) of the exercise of any stock option exercises from the date hereof to and including the Determination Date, plus (vi) any increase in the amount of Net Working Capital between that set forth on Schedule 1.3(b) hereto and the Net Working Capital as of the Determination Date, plus (vii) any payments up to $8,100,000 made pursuant to the Vision Iowa Project Memorandum of Understanding, dated as of December 19, 2000, substantially in accordance with the Budget, minus (viii) any decrease in the amount of Net Working Capital between that set forth on Exhibit 1.3(b) hereto and the Net Working Capital as of the Determination Date, plus (ix) the amount of any unbudgeted expenditures made by Harveys after the date hereof and on or prior to the Determination Date that require Harrah's' consent under this Agreement and that have been made with the consent of Harrah's, minus (x) any amounts payable upon or after the Closing to investment bankers and financial advisors of Harveys with respect to services rendered in connection with the transactions contemplated hereby in excess of $4,000,000, minus (xi) any amounts payable upon or after the Closing to counsel of Harveys with respect to the transactions contemplated hereby in excess of $1,000,000 minus (xii) the amount paid in cancellation of Options, together with any related holdback, pursuant to Section 2.1, including any amounts required to be withheld therefrom for related taxes, plus (xiii) the unamortized premium of Harveys' 10 5/8% Senior Subordinated Notes, plus (xiv) $110,000 per day following the Determination Date up to but not including the Closing Date, minus (xv) the amount of any budgeted capital expenditures provided in the Budget that Harveys fails to make (such expenditures to be calculated as $42,500 per day from the date hereof to but not including the Closing Date), minus (xvi) the amount of any obligation to make any payment (whether in cash or other property) agreed or committed to by Harveys or any of its Subsidiaries, whether existing on the date hereof or incurred thereafter, through the Closing Date, minus
(xvii) for the purpose of paying out the total consideration due to the stockholders of Harveys at the Closing, without duplication, the pro rata amount of Total Transaction Consideration as determined in (i) through
(xvi) above to be paid at or after the Closing to other Harveys stockholders as of the Closing Date that have not executed Joinders in accordance with Section 6.13 prior to the Closing Date. "Net Working Capital" shall equal (x) the sum of all current assets (other than cash and cash equivalents), minus (y) the sum of all current liabilities (other than short-term debt indebtedness (including current portion of long-term debt) and other obligations referred to in clause (ii) above), it being expressly agreed for purposes of avoiding any double counting that any amount or item which would otherwise be included in the calculation of Net Working Capital but is otherwise an addition or deduction pursuant to the calculation of Total Transaction Consideration shall be excluded from the calculation of Net Working Capital, both as of the Determination Date and as of February 28, 2001. By way of example only and for purposes of clarification, Exhibit 1.3(b) sets forth a calculation of the Total Transaction Consideration using the Harveys balance sheet as of February 28, 2001.

          (c) On or prior to the Closing Date, Harveys shall deliver a calculation of the Total Transaction Consideration as of the Closing Date, using the form of calculation thereof as illustrated in Exhibit 1.3(b) hereto (the "Closing Schedule"). The Total Transaction Consideration shall be paid by Harrah's to Sellers in accordance with this Section 1.3 on the Closing Date. Notwithstanding any change with respect to Harveys' accounting policies or procedures subsequent to the date hereof, the accounting policies and procedures used to calculate Total Transaction Consideration or to produce the Closing Statement shall be the same as those in effect on the date hereof.

          (d) Post-Closing Adjustment. If within twenty days following the Closing Date Harrah's has not given to the Sellers' Representative notice of its objection to the Closing Schedule (such notice must contain a statement of the basis of Harrah's' objection), then the Total Transaction Consideration as calculated pursuant to the foregoing shall be deemed accepted. If Harrah's gives such notice of objection, then the issues in dispute will be submitted to Deloitte & Touche LLP, certified public accountants (the "Accountants"), for resolution and the Accountants shall issue a report with respect to such issue not later than 20 days after such submission. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Harrah's and the Sellers will each bear 50% of the fees of the Accountants for such determination; provided, however, that if the Accountants determine that the Total Transaction Consideration should be adjusted downward by an amount in excess of $5.0 million or upward by an amount in excess of $5.0 million, then Sellers, in the case of a downward adjustment, or Harrah's, in the case of an upward adjustment, shall bear the fees of such Accountants.

          (e) On the third business day following the earlier of (i) the final determination by the Accountants of the amount of the Total Transaction Consideration pursuant to Section 1.3(d), if such Total Transaction Consideration is greater than the aggregate of the payments made pursuant to Section 1.3(b), Harrah's will pay the difference to Sellers and holders of Options cashed out pursuant to Section 2.1 and other Harveys stockholders that have not executed Joinders and whose shares have been repurchased by Harveys at Closing, to be allocated on a per share basis consistent with the manner utilized at Closing, and if such Total Transaction Consideration is less than such aggregate amount, Sellers and holders of Options cashed out pursuant to Section 2.1 and other Harveys stockholders that have not executed Joinders and whose shares have been repurchased by Harveys at Closing, on a per share basis consistent with the manner utilized at Closing, will pay the difference to Harrah's. All payments will be made together with interest at 7.0% compounded daily beginning on the Closing Date and ending on the date of payment. Payments must be made in immediately available funds. Payments to Harrah's must be made by wire transfer to such bank account as Harrah's will specify.

         Section 1.4 Closing Deliveries.

          (a) Sellers will deliver to Harrah's on the Closing Date:

              (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank, for transfer to Harrah's;

              (ii) the resignation of Thomas J. Barrack, Jr. as the sole director of Harveys and each of its Subsidiaries;

              (iii) FIRPTA certificates in form and substance reasonably satisfactory to Harrah's;

              (iv) a certificate executed by each Seller to the effect that such Seller's representations and warranties set forth in this Agreement were true and correct in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement; and

          (b) Harrah's will deliver to Sellers on the Closing Date:

              (i) the Total Transaction Consideration as determined in
Section 1.3, via wire transfer as directed by the Sellers' Representative in writing; and

              (ii) the certificates required by Sections 7.2(a) and 7.2(b).

          (c) Harrah's will deliver to Harveys on the Closing Date:

              (i) the capital contribution to Harveys as specified in
Section 2.1; and

              (ii) any amounts required to repurchase shares of other Harveys stockholders that have not executed Joinders pursuant to Section
6.13 that are being repurchased at Closing.

                                ARTICLE II.
                EFFECT OF THE CLOSING ON OPTIONS OF HARVEYS

         Section 2.1 Harveys Option Plan. Concurrently with the Closing, each unexpired and unexercised outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Harveys Common Stock ("Options") previously granted by Harveys or its Subsidiaries under Harveys' 1999 Omnibus Incentive Plan (the "Harveys Stock Option Plan") will become exercisable in full and each holder of an Option shall be entitled to receive from Harveys in cancellation thereof a payment (subject to applicable income tax withholding, employer taxes and a holdback amount set forth in the Sellers' Representative Certificate) in an amount equal to (i) the excess, if any, of the applicable Class A Consideration or Class B Consideration, as the case may be, over the per share exercise price of such Option, multiplied by (ii) the number of shares of Harveys Common Stock subject to such Option (the "Option Settlement Amount"). The Option Settlement Amount, less the holdback amount set forth in the Sellers' Representative Certificate, shall be paid in cash concurrently with the Closing. In order to facilitate such payment, Harrah's concurrently with the Closing shall acquire shares of capital stock from Harveys for an aggregate purchase price equal to the aggregate Option Settlement Amount (plus applicable income tax withholding, employer taxes and heldback amounts) payable to all such Harveys Option holders. The Option Settlement Amount shall be paid in cash concurrently with the Closing. From and after the Closing, there shall be no outstanding and exercisable Options. The surrender of an Option shall be deemed a release of any and all rights the holder had or may have in respect of such Option. The Harveys Stock Option Plan and any and all other agreements, plans, programs or arrangements of Harveys and its Subsidiaries that provide for the issuance or grant of Options or any other interest in respect of the capital stock of Harveys or capital stock of or other ownership interest in any of its Subsidiaries shall terminate as of the Closing. Immediately following the Closing, no holder of an Option or any participant in the Harveys Stock Option Plan or any other agreement, plan, program or arrangement of Harveys shall have any right thereunder to acquire equity securities or other ownership interests of Harveys or any Subsidiary thereof.

                               ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF HARVEYS

         Harveys represents and warrants to Harrah's that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Harveys to Harrah's on or before the date of this Agreement (the "Harveys Disclosure Schedule"). The Harveys Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this
Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III.

         Section 3.1 Organization of Harveys and its Subsidiaries. Each of Harveys and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted prior to the Closing. Each of Harveys and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Harveys and its Subsidiaries, taken as a whole, or any of the three separate businesses operated as the Harveys Resort & Casino -- Lake Tahoe, Harveys Casino/Hotel Council Bluffs and Bluffs Run Casino (a "Harveys Material Adverse Effect"); provided, however, that the following, individually and in the aggregate, shall be excluded from the definition of "Harveys Material Adverse Effect" and from any determination as to whether any Harveys Material Adverse Effect has occurred or may occur: any reduction, in and of itself, in historic or prospective revenues, net income or EBITDA of Harveys C.C. Management Company, Inc. or Harveys Wagon Wheel Hotel/Casino. Harveys has delivered to Harrah's a true and correct copy of the Articles of Incorporation and Bylaws of Harveys and each of its Subsidiaries, in each case as amended to the date of this Agreement. Assuming compliance by Harrah's, its Subsidiaries and their key employees with all Harveys Gaming Laws (as defined in Section 3.15(b)) (including obtaining all necessary consents and approvals), the respective organizational documents of Harveys' Subsidiaries do not contain any provision that would limit or otherwise restrict the ability of Harrah's, following the Closing, from owning or operating such Subsidiaries on the same basis as Harveys. Except as set forth in Harveys SEC Reports (as defined in Section 3.4(a)) filed prior to the date hereof or as disclosed in Section 3.1 of the Harveys Disclosure Schedule, neither Harveys nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Harveys or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         Section 3.2 Capitalization.

          (a) The authorized capital stock of Harveys consists of 20,000,000 shares of Harveys common stock, consisting of 10,000,000 shares of Harveys Class A Common Stock, par value $0.01 per share ("Harveys Class A"), and 10,000,000 shares of Harveys Class B Common Stock, par value $0.01 per share ("Harveys Class B" and, together with Harveys Class A, "Harveys Common Stock"), and 1,000,000 shares of preferred stock, $0.01 par value per share ("Harveys Preferred Stock"). As of the date hereof, (i) 68,876 shares of Harveys Class A were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 7,268,427 shares of Harveys Class B were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (iii) no shares of Harveys Preferred Stock are issued and outstanding. Section 3.2(a) of the Harveys Disclosure Schedule sets forth the number of shares of Harveys Common Stock reserved for issuance upon exercise of Options granted and outstanding as of the date hereof. Section 3.2(a) of the Harveys Disclosure Schedule also sets forth, for the Harveys Stock Option Plan, the dates on which Options under the plan were granted, the number of Options granted on each such date and the exercise price thereof. Since February 28, 2001, Harveys has not made any grants under the Harveys Stock Option Plan. As of the date of this Agreement, Harveys has not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of Harveys or the value of shares of Harveys Common Stock. There are no obligations, contingent or otherwise, of Harveys or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Harveys Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which have been issued upon exercise of outstanding options) or other ownership interests of each of Harveys' Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in
Section 3.2(a) of the Harveys Disclosure Schedule, all such shares and ownership interests are owned by Harveys or another Subsidiary of Harveys free and clear of all security interests, liens, claims, pledges, agreements, limitations on Harveys' voting rights, charges or other encumbrances or restrictions on transfer of any nature, other than imposed by applicable gaming laws.

          (b) There are no bonds, debentures, notes or other indebtedness of Harveys or any of its Subsidiaries having voting rights (or convertible into securities having such rights) ("Voting Debt") issued and outstanding. Except as set forth in Section 3.2(b) of the Harveys Disclosure Schedule or as reserved for future grants of options or restricted stock under the Harveys Stock Option Plan as of the date hereof, (i) there are no shares of capital stock of any class of Harveys, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Harveys or any of its Subsidiaries is a party or by which it is bound obligating Harveys or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Harveys or any of its Subsidiaries or obligating Harveys or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings to which Harveys or any of its Subsidiaries is a party or by which it or they are bound with respect to the shares of capital stock of Harveys. All shares of Harveys Common Stock subject to issuance as specified in this
Section 3.2(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. Harveys shall have the right at the Closing pursuant to the Harveys stock option and restricted stock agreements to repurchase all of the outstanding shares of Harveys Common Stock, other than those held by any Seller, for the same price per share as the price to be paid to Sellers.

          (c) Section 3.2(c) of the Harveys Disclosure Schedule sets forth all stockholders of Harveys and the number of shares of Harveys Common Stock owned by each.

         Section 3.3 Authority; No Conflict; Required Filings and Consents.

          (a) Harveys has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions to which it is a party that are contemplated by this Agreement. The execution and delivery of this Agreement by Harveys and the consummation by Harveys of the transactions to which it is a party that are contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Harveys. This Agreement has been duly executed and delivered by Harveys and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes the valid and binding obligation of Harveys, enforceable against Harveys in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) general principles of equity.

          (b) Other than as disclosed in Section 3.3(b) of the Harveys Disclosure Schedule, the execution and delivery of this Agreement by Harveys does not, and the consummation by Harveys of the transactions to which it is a party that are contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Harveys or the comparable charter or bylaws of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Harveys or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Harveys or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such breaches, conflicts, violations, defaults, terminations, cancellations, accelerations, losses or failures to obtain any such consent or waiver which (x) are not, individually or in the aggregate, reasonably likely to have a Harveys Material Adverse Effect or (y) would not materially impair or materially delay the Closing.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, gaming authority or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Harveys or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Harveys or the consummation by Harveys or such Subsidiaries of the transactions to which it is or they are a party that are contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Information Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Exchange Act, (iii) any approvals and filing of notices required under the Harveys Gaming Laws (as defined in Section 3.15(b)), (iv) such consents, approvals, orders, authorizations, permits, filings, declarations or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages or the renaming or rebranding of the operations of Harveys and its Subsidiaries,
(v) such consents, approvals, orders, authorizations, permits, registrations, declarations and filings as may be required under applicable state securities laws, (vi) such filings and consents as may be required under any environmental health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Closing or the transactions contemplated by this Agreement, the failure of which to make or obtain, respectively, would not be reasonably likely to result in a Harveys Material Adverse Effect, (vii) such other filings, consents, approvals, orders, authorizations, permits, registrations and declarations as may be required under the laws of any jurisdiction in which Harveys or any of its Subsidiaries conducts any business or owns any assets the failure of which to make or obtain would not be reasonably likely to have a Harveys Material Adverse Effect and (viii) any consents, approvals, orders, authorizations, registrations, permits, declarations or filings required by Harrah's, any of its Subsidiaries, affiliates or key employees (including, without limitation, under the Harrah's Gaming Laws (as defined in Section 5.6(b)).

         Section 3.4 Public Filings; Financial Statements.

          (a) Harveys has filed all forms, reports and documents required to be filed by Harveys with the SEC since February 28, 1999 (collectively, the "Harveys SEC Reports"). The Harveys SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing), complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Harveys SEC Reports or necessary in order to make the statements in such Harveys SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Harveys' Subsidiaries is required to file forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) of Harveys contained in the Harveys SEC Reports filed prior to the date hereof complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto in effect at the time of such filing, was prepared in accordance with generally accepted accounting principles ("GAAP") in effect at the time of such preparation applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented in all material respects the consolidated financial position of Harveys and its consolidated Subsidiaries as of the dates, and the consolidated results of its operations and cash flows for the periods, indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since November 30, 2000, were not or are not expected to be material in amount. The unaudited balance sheet of Harveys as of February 28, 2001 is referred to herein as the "Harveys Balance Sheet."

         Section 3.5 No Undisclosed Liabilities. Except as disclosed in the Harveys SEC Reports filed prior to the date hereof or in Section 3.5 of the Harveys Disclosure Schedule, and except for liabilities and obligations incurred since November 30, 2000 in the ordinary course of business consistent with past practices, Harveys and its consolidated Subsidiaries do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which would be reasonably likely to have a Harveys Material Adverse Effect. Neither Harveys nor its Subsidiaries has any financial obligation in respect of its or their interest in the City of South Lake Tahoe redevelopment plan pursuant to the Memorandum of Understanding, dated as of January 3, 1995, by and between the South Tahoe Redevelopment Agency, and Harveys Resort Hotel/Casino - Lake Tahoe, as amended by that certain Addendum No. 1, dated January 2, 1996, as further amended by that certain Addendum No. 2, dated as of January 7, 1997, as further amended by that certain Addendum No. 3, dated as of January 19, 1999, and as further amended by that certain Addendum No. 4, dated as of January 16, 2001

         Section 3.6 Absence of Certain Changes or Events. As of the date hereof, except as disclosed in the Harveys SEC Reports filed prior to the date hereof or in Section 3.6 of the Harveys Disclosure Schedule, since the date of the Harveys Balance Sheet, Harveys and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Harveys Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Harveys or any of its Subsidiaries which is reasonably likely to have a Harveys Material Adverse Effect; (iii) any material change by Harveys in its accounting methods, principles or practices of which Harrah's has not previously been informed; (iv) any revaluation by Harveys of any of its assets which is reasonably likely to have a Harveys Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Harveys or of any of its Subsidiaries, or any redemption, purchase or other acquisition by Harveys or any of its Subsidiaries of any securities of Harveys or any of its Subsidiaries; (vi) any split, combination or reclassification of any of Harveys' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Harveys' capital stock; (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Harveys or any Subsidiary other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended November 30, 2000);
(viii) any entry into, renewal, modification or extension of, any material contract, arrangement or agreement between Harveys or its Subsidiaries, on the one hand, and with any other party, on the other hand, except for contracts, arrangements or agreements made in the ordinary course of business or as contemplated by this Agreement; or (ix) any settlement of pending or threatened litigation involving Harveys or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Harveys Material Adverse Effect.

         Section 3.7 Taxes.

          (a) Each of Harveys and its Subsidiaries has timely filed with the appropriate taxing authorities all material Federal, state and local income Tax Returns (as defined in Section 3.7(h)) and all other material Tax Returns required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. Such Tax Returns and other information filed are (and, to the extent they will be filed prior to the Closing, will be) complete and accurate in all material respects. None of Harveys or its Subsidiaries has pending any request for an extension of time within which to file federal, state or local income Tax Returns. Harveys has provided to Harrah's copies of Harveys' Federal and state income Tax Returns for the taxable years ended November 30, 1997, November 30, 1998 and November 30, 1999.

          (b) All Taxes (as defined in Section 3.7(h)) in respect of periods beginning before the Closing Date have been paid or will be timely paid, or an adequate reserve has been or will be established therefor in accordance with GAAP by each of Harveys and its Subsidiaries subject to such exceptions as are not likely to have a Harveys Material Adverse Effect.

          (c) No Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of any of Harveys or its Subsidiaries subject to such exceptions as are not likely to have a Harveys Material Adverse Effect. Neither Harveys nor any of its Subsidiaries has received a written notice of any such pending audits or proceedings. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from Harveys or any of its Subsidiaries.

          (d) Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted in writing, or to the best knowledge of Harveys, is threatening to assert, against Harveys or any of its Subsidiaries any material deficiency or material claim for Taxes in excess of the reserves established therefor except as which is not likely to have a Harveys Material Adverse Effect.

          (e) There are no liens for Taxes upon any property or assets of Harveys or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in the Harveys Disclosure Schedule and as to which adequate reserves have been established in accordance with GAAP except as which would not be reasonably likely to have a Harveys Material Adverse Effect.

          (f) Neither Harveys nor any of its Subsidiaries has any obligation under any Tax sharing agreement or similar arrangement with any other person or entity with respect to Taxes of such other person or entity.

          (g) Neither Harveys nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Harveys or any of its Subsidiaries, except as which would not be reasonably likely to have a Harveys Material Adverse Effect;

          (h) "Taxes" shall mean any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service ("IRS") or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, duties, liabilities, impositions or other assessments. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person or entity with respect to Taxes of such other person or entity (including pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including attachments thereto and amendments thereof, and including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         Section 3.8 Real Property.

          (a) Section 3.8(a) of the Harveys Disclosure Schedule identifies all real property owned by Harveys and its Subsidiaries (the "Harveys Owned Property") and all real property leased or operated by Harveys and its Subsidiaries (the "Harveys Leased Property"). The Harveys Owned Property and the Harveys Leased Property is referred to herein collectively as the "Harveys Real Property."

          (b) Harveys and its Subsidiaries have good and marketable fee simple title to the Harveys Owned Property, and a valid leasehold interest in the Harveys Leased Property, free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, covenants, assessments, defects, claims or exceptions, except for the exceptions described in the Lease Documents (as defined below) or the exceptions described in the Harveys SEC Reports or such other liens or exceptions that do not and would not, individually or in the aggregate, materially interfere with the use of the Harveys Real Property as currently used or would not be reasonably likely to have a Harveys Material Adverse Effect.

          (c) True and correct copies of the documents under which the Harveys Leased Property is leased or operated (the "Lease Documents") have been delivered or made available for review to Harrah's. The Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between Harveys or any of its Subsidiaries in the Harveys Leased Property or otherwise relating to the use and occupancy of the Harveys Owned Property or Harveys Leased Property. None of Harveys, its Subsidiaries or, to the best knowledge of Harveys and its Subsidiaries, any other party, is in material default under the Lease Documents, and, to the best knowledge of Harveys, no defaults (whether or not subsequently cured) by Harveys, its Subsidiaries or any other party have been alleged thereunder. To the best knowledge of Harveys and its
Subsidiaries: (i) each landlord named in any of the Lease Documents is not in material default thereunder, and (ii) no material defaults (whether or not subsequently cured) by such landlord have been alleged thereunder.

          (d) Except as disclosed in Section 3.8(d) of the Harveys Disclosure Schedule, (i) except as otherwise disclosed in written materials made available to Harrah's or in Section 3.13 of the Harveys Disclosure Schedule, to the best knowledge of Harveys and its Subsidiaries, no land or property adjacent to the Harveys Real Property is in material violation of any applicable laws, regulations or Restrictions, except for such violations which, individually or in the aggregate, would not be reasonably likely to result in a Harveys Material Adverse Effect; and (ii) there are no material defects in the physical condition of the Harveys Real Property or the improvements located on the Harveys Real Property, except for defects which, individually or in the aggregate, would not be reasonably likely to have a Harveys Material Adverse Effect.

          (e) Except as disclosed in Section 3.8(e) of the Harveys Disclosure Schedule, neither Harveys nor any of its Subsidiaries has received written notice of, or has any actual knowledge of, any action, proceeding or litigation pending (and, to the best knowledge of Harveys and its Subsidiaries, overtly contemplated or threatened) (i) to take all or any portion of the Harveys Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Harveys Real Property or the use or development thereof; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Harveys Real Property; or (iv) otherwise relating to the Harveys Real Property or the interests of Harveys and its Subsidiaries therein, which would be reasonably likely to interfere with the use, ownership, improvement, development and/or operation of the Harveys Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably likely to have a Harveys Material Adverse Effect.

          (f) Except as disclosed in Section 3.8(f) of the Harveys Disclosure Schedule, no portion of the Harveys Real Property or the roads immediately adjacent to and currently utilized to access the Harveys Real
Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map; (ii) except as otherwise disclosed in written materials made available to Harrah's or in Section 3.13 of the Harveys Disclosure Schedule, to the best knowledge of Harveys and its Subsidiaries, was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) except as otherwise disclosed in written materials made available to Harrah's or in Section 3.13 of the Harveys Disclosure Schedule, to the best knowledge of Harveys and its Subsidiaries, was the former site of any oil or gas drilling operations; or (iv) except as otherwise disclosed in written materials made available to Harrah's or in Section 3.13 of the Harveys Disclosure Schedule, to the best knowledge of Harveys and its Subsidiaries, was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals.

          (g) The parcels constituting the Harveys Owned Property are assessed separately from all other adjacent property not constituting Harveys Owned Property for purposes of real property taxes and except as disclosed in Section 3.8(g) of the Harveys Disclosure Schedule to the best knowledge of Harveys and its Subsidiaries the property leased to the applicable Harveys Subsidiary pursuant to each applicable Lease Document and each of the Parcels of the Harveys Owned Real Property complies with all applicable subdivision, land parcelization and local governmental taxation or separate assessment requirements, without reliance on property not constituting Harveys Real Property.

          (h) Except as disclosed in Section 3.8(h) of the Harveys Disclosure Schedule, the Harveys Real Property is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities and all material systems (including, without limitation, heating, air conditioning, electrical, plumbing and fire/life safety systems) for the basic operation of the Harveys Real Property are operable and in good condition (ordinary wear and tear excepted), except as would not be reasonably likely to have a Harveys Material Adverse Effect.

          (i) There are no material commitments to or agreements with any governmental authority or agency (federal, state or local) affecting the use or ownership of the Harveys Real Property which are not listed in
Section 3.8(i) of the Harveys Disclosure Schedule or described in the Harveys SEC Reports.

          (j) There are no contracts or other obligations outstanding for the sale, exchange, material encumbrance, lease or transfer of any of the Harveys Real Property, or any portion of it, or the businesses operated by Harveys or any of its Subsidiaries thereon, except as disclosed in Section 3.8(j) of the Harveys Disclosure Schedule and other than contracts and obligations entered into after the date of this Agreement in compliance with Section 6.1.

         Section 3.9 Title to Personal Property; Liens. To the best knowledge of Harveys, Harveys and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets (including all riverboats operated by Harveys and its Subsidiaries) in order to allow it to conduct, and continue to conduct, its business as and where currently conducted. Such material tangible personal assets and properties are sufficiently free of liens to allow each of Harveys and its Subsidiaries to conduct, and continue to conduct, its business as and where currently conducted and, to the best knowledge of Harveys, the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would be reasonably likely to have a Harveys Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as and where such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a Harveys Material Adverse Effect.

         Section 3.10 Intellectual Property. Section 3.10 of the Harveys Disclosure Schedule lists all (i) trademark and service mark registrations and applications and web domain urls owned by Harveys or any of its Subsidiaries and (ii) trademark, service mark and trade name license agreements to which Harveys or any of its Subsidiaries is a party. Except as disclosed in Section 3.10 of the Harveys Disclosure Schedule, Harveys and its Subsidiaries own or possess adequate and enforceable rights to use all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of Harveys and its Subsidiaries as currently conducted without material restrictions or material conditions on use, and, to the best knowledge of Harveys, there is no conflict with the rights of Harveys and its Subsidiaries therein or any conflict by them with the rights of others therein which, individually or in the aggregate would be reasonably likely to have a Harveys Material Adverse Effect.

         Section 3.11 Agreements, Contracts and Commitments.

          (a) Except as disclosed in the Harveys SEC Reports filed prior to the date of this Agreement, as disclosed in Section 3.11(a) of the Harveys Disclosure Schedule or as contemplated by this Agreement, neither Harveys nor any of its Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $500,000, (ii) partnership, joint venture or limited liability or management agreement with any person (other than as between Harveys and its wholly-owned Subsidiaries), (iii) agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any assets of Harveys or any of its Subsidiaries outside the ordinary course of business,
(iv) other contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (v) agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationships, etc.), (vi) contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by Harveys or any of its Subsidiaries (collectively, the "Harveys Material Contracts"). "Indebtedness" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any other person other than Harveys or any of its Subsidiaries.

          (b) Except as disclosed in the Harveys SEC Reports or as disclosed in Section 3.11(b) of the Harveys Disclosure Schedule, (i) each of the Harveys Material Contracts is valid and binding upon Harveys or any of its Subsidiaries, as the case may be (and, to Harveys' best knowledge, on all other parties thereto), in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by Harveys or any of its Subsidiaries under any of the Harveys Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to Harveys or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default of, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under, any of the Harveys Material Contracts, which breach, violation, default, termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration referred to in clause (ii) or (iii), alone or in the aggregate with other such breaches, violations, defaults, terminations, modifications, cancellations, foreclosures, impositions of a lien, prepayments or accelerations referred to in clause (ii) or (iii), would be reasonably likely to have a Harveys Material Adverse Effect.

          (c) Except as disclosed in Section 3.11(c) of the Harveys Disclosure Schedule, Harveys and its Subsidiaries have terminated, and have no continuing liabilities or obligations under, any agreement, contract or arrangement with any person or entity relating to (i) the unconsummated acquisition of Pinnacle Entertainment, Inc. (the "Pinnacle Transaction") or
(ii) the proposed resort in Salisbury Beach, Massachusetts.

         Section 3.12 Litigation. Except as disclosed in the Harveys SEC Reports filed prior to the date of this Agreement or in Section 3.12 of the Harveys Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against Harveys, or any of its Subsidiaries pending, or as to which Harveys, or any of its Subsidiaries has received any written notice of assertion or, to the best knowledge of Harveys, threatened against, Harveys or any of its Subsidiaries or any property or asset of Harveys or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would be reasonably likely to (i) have a Harveys Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Harveys or any of its Subsidiaries that would be reasonably likely to have any effect referred to in clauses
(i) or (ii) above. Harveys has received no notice of any pending or current SEC investigation of Harveys related to the Pinnacle Transaction.

         Section 3.13 Environmental Matters.

         Except as disclosed in Section 3.13 of the Harveys Disclosure Schedule or as would not be reasonably likely to have a Harveys Material Adverse Effect, (a) Harveys is in compliance with all applicable Environmental Laws and to Harveys' knowledge holds all permits, registrations and licenses necessary under Environmental Laws, (b) to Harveys' knowledge there are no Environmental Liabilities and Costs of Harveys and its Subsidiaries, (c) to Harveys' knowledge there are no Environmental Conditions, (d) none of Harveys and its Subsidiaries has received any notices from any governmental agency or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, clean-up, or remediation of any Environmental Condition, (e) Harveys is not subject to any enforcement or investigatory action by any governmental agency regarding an Environmental Condition with respect to any Harveys Real Property or any other property related in any way to Harveys or its Subsidiaries (f) to Harveys' knowledge no asbestos containing materials or polychlorinated biphenyls (i.e., PCBs) are contained in or stored on any of the Harveys Real Properties, and (g) to Harveys' knowledge there have been no leaks, releases, spills or discharge of fluids from any underground or above-ground storage tanks located on any of the Harveys Real Properties. As used herein, the terms "toxic" or "hazardous" wastes, substances or materials shall include, without limitation, all those so designated and all those in any way regulated by any Environmental Laws. The representations and warranties in this Section 3.13 and in Sections 3.8(d) and 3.8(f), constitute the sole and exclusive representations and warranties made by Harveys concerning Environmental Laws.

         For purposes of this Section 3.13, the following definitions shall apply:

         "Environmental Laws" means all applicable and legally enforceable foreign, federal, state and local statutes or laws, common law, judgments, orders, regulations, licenses, permits, rules and ordinances relating to pollution or protection of health, safety or the environment, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C.ss.1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), Safe Drinking Water Act (42 U.S.C.ss.3000(f) et seq.), Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), Clean Air Act (42 U.S.C.ss.7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 et seq.) and other similar state and local statutes, in effect as of the date hereof.

         "Environmental Condition" means the release into the environment of any pollution, including without limitation any contaminant, pollutant, hazardous or toxic waste, substance or material as a result of which Harveys (1) has or may become liable to any person, (2) is or was in violation of any Environmental Law, (3) has or may be required to incur response costs for investigation or remediation, or (4) by reason of which any of the Properties or other assets of Harveys, may be subject to any lien under Environmental Laws.

         "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, under any Environmental Law, or arising from Environmental Conditions.

         Section 3.14 Employee Benefit Plans.

          (a) Definitions. The following terms, when used in this Section
3.14 shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

              (i) Benefit Arrangement. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, program or agreement providing for workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life insurance, health, accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits), deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation which (1) is not a Welfare Plan, Pension Plan, Foreign Plan or Multiemployer Plan under which Harveys or ERISA Affiliate may incur any liability, and (2) covers any employee or former employee of Harveys or any ERISA Affiliate (with respect to their relationship with such entities).

              (ii) Code. "Code" shall have the meaning set forth in Section 3.7(g).

              (iii) Employee Plans. "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Foreign Plans, Pension Plans and Welfare Plans.

              (iv) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              (v) ERISA Affiliate. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Harveys as defined in Section 414(b), (c),
(m) or (o) of the Code or any partnership of which Harveys or any of its Subsidiaries is a general partner.

              (vi) Foreign Plan. "Foreign Plan" shall mean any employee benefit plan covering employees or former employees of any Subsidiary of Harveys or any ERISA Affiliate which is organized under the laws of any country other than the U.S. (with respect to such employees' relationship with such entities) which if maintained or administered in or otherwise subject to the laws of the United States would constitute a Pension Plan, a Multiemployer Plan or Welfare Plan.

              (vii) Multiemployer Plan. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, under which Harveys or any ERISA Affiliate may incur any liability.

              (viii) Pension Plan. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) under which Harveys or any ERISA Affiliate may incur any liability.

              (ix) Welfare Plan. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, under which Harveys or any ERISA Affiliate may incur any material liability.

          (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Section 3.14(b) of the Harveys Disclosure Schedule contains a complete list of the Employee Plans. True and complete copies of each of the following documents (if applicable) have been made available by Harveys to Harrah's: (i) each Employee Plan (other than any Multiemployer
Plan) and, if applicable, related trust agreements, and all amendments,
(ii) the most recent determination letter issued by the IRS or analogous ruling under foreign law with respect to each Employee Plan, (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan, and (iv) all actuarial reports prepared for the last three plan years for each Pension Plan.

          (c) Representations.

              (i) Employee Plans

                      (A) No Pension Plan is subject to Title IV of ERISA
             or the minimum funding requirements of Section 412 of the Code. Each Pension Plan and each related trust that is intended to qualify under the provisions of Code Section 401(a) and 501(a) has so qualified during the period from its adoption to date.

                      (B) Each Employee Plan has been maintained in
             material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable laws, including without limitation ERISA and the Code to the extent applicable.

                      (C) (i) The methodologies used by Harveys to
             determine participants' benefits and Harveys' liabilities under Harveys' Supplemental Executive Retirement Plan, Senior Supplemental Executive Retirement Plan and Section 7 of the Change of Control Plan, as such methodologies have been disclosed to Harrah's, are a reasonable application of the terms of such plans, (ii) Harveys' calculation of the participants' benefits and Harveys' liabilities thereunder as disclosed to Harrah's are accurate and consistent with such methodologies and (iii) Harveys has consistently applied such methodologies in the past. The seven participants in Harveys' Change of Control Plan listed in that certain Resolution 2001-9 of the Board of Directors of Harveys Casino Resorts Reaffirming Participants in Harveys Casino Resorts Change of Control Plan, attached hereto as Exhibit 3.14(c) are the only participants under Harveys' Change of Control Plan.

              (ii) Multiemployer Plans

                      (A) Neither Harveys nor any ERISA Affiliate has, at
             any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of Harveys or any ERISA Affiliate which has not been fully satisfied. Neither Harveys nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA. If, as of the Closing Date, Harveys (and all ERISA Affiliates) were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no material liabilities to such plans under Title IV of ERISA.

                      (B) To the best of Harveys' knowledge, with respect
             to each Multiemployer Plan: (1) no such Multiemployer Plan has been terminated or is in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of Harveys or any ERISA Affiliate under Title IV of ERISA; and (2) no proceeding has been initiated by any person (including the Pension Benefit Guaranty Corporation) to terminate any Multiemployer Plan.

              (iii) Welfare Plans. None of Harveys, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Harveys or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA. Harveys and its ERISA Affiliates have performed all of their obligations with respect to all self-funded and self-administered Welfare Plans and have made appropriate entries in their financial statements for all obligations and liabilities under such Welfare Plans that have accrued but are not yet due, including without limitation, reserves for incurred but unreported claims. All required contributions to, and payments from each Welfare Plan have been made on a timely basis. No event has occurred and no circumstances exist that could result in a material increase in premium costs of any Welfare Plans that are insured or in a material increase in benefit costs of any Welfare Plans that are self-insured.

              (iv) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of Harveys (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by Harveys of any amount (i) that is not deductible under Section 162 or 404 of the Code or
(ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

              (v) Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation, relating to or seeking benefits under any Employee Plan that or to the best knowledge of Harveys, is pending against Harveys, any ERISA Affiliate or any Employee Plan (other than routine claims for benefits).

              (vi) No Acceleration or Creation of Rights. Except as provided in Section 2.1 or disclosed in Section 3.14 of the Harveys Disclosure Schedule neither the execution and delivery of this Agreement by Harveys nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any current or former employee of Harveys or any of its Subsidiaries to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

             Section 3.15 Compliance with Gaming Laws.

          (a) Each of Harveys and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Harveys' best knowledge), officers, persons performing management functions similar to officers and, to Harveys' best knowledge, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Harveys Gaming Laws, the Merchant Marine Act of 1920 and the Shipping Act of 1916 and Certificates of Inspection issued by the U.S. Coast Guard), necessary to conduct the business and operations of Harveys and each of its Subsidiaries, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Harveys Material Adverse Effect (the "Harveys Permits") and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Harveys Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Harveys Material Adverse Effect. Each of Harveys and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Harveys' best knowledge), officers, persons performing management functions similar to officers and, to Harveys' best knowledge, partners, are in compliance with the terms of the Harveys Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Harveys Material Adverse Effect. Except as disclosed in the Harveys SEC Reports filed prior to the date of this Agreement, the businesses of Harveys and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (including, without limitation, any Harveys Gaming Laws), except for possible violations which individually or in the aggregate do not and would not be reasonably likely to have a Harveys Material Adverse Effect. Harveys has received no notice of any investigation or review by any Governmental Entity with respect to Harveys or any of its Subsidiaries that is pending, and, to the best knowledge of Harveys, no investigation or review is threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Harveys Material Adverse Effect.

          (b) The term "Harveys Gaming Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations and manufacturing and distributing operations of Harveys or any of its Subsidiaries, including, without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Douglas County, Nevada Code and the rules and regulations promulgated thereunder, the Iowa Parimutuel Wagering Act, Chapter 99D of the Code of Iowa, the Riverboat Gambling Act, Chapter 99F of the Code of Iowa and the rules and regulations of the Iowa Racing and Gaming Commission promulgated under Chapters 99D and 99F, the Colorado Division of Gaming and the rules and regulations promulgated thereunder and any applicable state gaming law and any federal or state laws relating to currency transactions.

          (c) Except as disclosed in Section 3.15(c) of the Harveys Disclosure Schedule, neither Harveys nor any of its Subsidiaries, nor any of their respective directors (but with respect to non-employee directors, only to Harveys' best knowledge), officer, key employee or persons performing management functions similar to officers or, to Harveys' best knowledge, partners of Harveys or any of its Subsidiaries has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Harveys Gaming Laws which did or would be reasonably likely to result in fines or penalties of $50,000 or more. To Harveys' best knowledge, there are no facts, which if known to the regulators under the Harveys Gaming Laws would be reasonably likely to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, other person performing management functions similar to an officer or partner, under any Harveys Gaming Laws. Neither Harveys nor any of its Subsidiaries has suffered a suspension or revocation of any Harveys Permit held under the Harveys Gaming Laws.

         Section 3.16 Information Statement. Neither the Information Statement to be sent to the stockholders of Harveys in connection with the action taken by written consent of Harveys' stockholders with respect to approval of "excess parachute payments" pursuant to Section 280G of the Code (the "Information Statement"), nor any amendment thereof or supplement thereto, will, as of the date thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder in effect as of the filing date thereof; provided, however, that Harveys makes no representation with respect to any information supplied or to be supplied by Harrah's for inclusion in the Information Statement or any amendment thereof or supplement thereto.

         Section 3.17 Labor Matters. Except as disclosed in Section 3.17 of the Harveys Disclosure Schedule or as would not be reasonably likely to have a Harveys Material Adverse Effect, (i) to the best knowledge of Harveys, there are no activities or proceedings of any labor union to organize any non-unionized employees; (ii) neither Harveys nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against Harveys or any of its Subsidiaries under any such agreement or contract; (iii) there are no unfair labor practice complaints pending against Harveys or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of Harveys or any of its Subsidiaries; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of Harveys, threat thereof, by or with respect to any employees of Harveys or any of its Subsidiaries. Harveys and its Subsidiaries are not parties to any collective bargaining agreements.

         Section 3.18 Insurance. Harveys has provided to Harrah's accurate and complete copies of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Harveys or any of its Subsidiaries. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of Harveys and its Subsidiaries and their respective properties and assets.

         Section 3.19 Nevada Takeover Statute. As of the date hereof and at all times on or prior to the Closing, the provisions of Sections 78.378 through 78.3793 of the Nevada Revised Statutes (the "NRS") are, and shall be, inapplicable to the transactions contemplated by this Agreement.

         Section 3.20 Brokers. None of Harveys, any of its Subsidiaries, or, to the best knowledge of Harveys, any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Harveys has retained Bear, Stearns & Co. Inc. and Merrill Lynch & Co., Inc. as its financial advisors, the arrangements with which have been disclosed to Harrah's prior to, and will not be modified in a manner adverse to Harrah's subsequent to, the date of this Agreement.

         Section 3.21 Transactions With Affiliates. Other than the transactions contemplated by this Agreement and except to the extent disclosed in the Harveys SEC Reports or as disclosed in Section 3.21 of the Harveys Disclosure Schedule, from February 2, 1999 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Harveys or any of its Subsidiaries, on the one hand, and Harveys' affiliates or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                ARTICLE IV.
                REPRESENTATIONS AND WARRANTIES OF SELLERS.

         Each Seller represents and warrants to Harrah's, severally and not jointly, as to itself that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by Sellers' Representative to Harrah's on or before the date of this Agreement (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV.

         Section 4.1 Organization of Certain Sellers. If such Seller is a corporation, limited liability company or limited partnership, it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

         Section 4.2 Authority. Such Seller has the requisite power and authority to enter into this Agreement (or any Joinder hereto) and to consummate the transactions to which it is a party that are contemplated by this Agreement and to perform his or its obligations hereunder. This Agreement (or any Joinder hereto) has been duly executed and delivered by such Seller and, assuming this Agreement (or any Joinder hereto) constitutes the valid and binding obligation of the other parties hereto, constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) general principles of equity.

         Section 4.3 No Conflict; Required Filings and Consents

          (a) Neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the transactions to which it is a party that are contemplated by this Agreement will, (i) if such Seller is a corporation, limited liability company or limited partnership, conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, limited liability or operating agreement or partnership agreement of such Seller, (ii) result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which such Seller is a party or by which such Seller or any of its properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.3(b) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Seller or any of its properties or assets, except in the case of clauses (ii) and (iii) for any such breaches, conflicts, violations, defaults, terminations, cancellations, accelerations, losses or failures to obtain any such consent or waiver which would not materially impair or materially delay the Closing.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Seller in connection with the execution and delivery of this Agreement or the consummation by such Seller of the transactions to which it is a party that are contemplated hereby, except for (i) filings under the Exchange Act, the HSR Act or the Harveys Gaming Laws or (ii) such consents, approvals, orders, authorizations, registrations, declarations, or filings required by or with respect to Harrah's or Harveys or any of its Subsidiaries (including, without limitation, under the HSR Act, the Harveys Gaming Laws and the Harrah's Gaming Laws).

         Section 4.4 Brokers. Such Seller has not employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Harveys has retained Bear, Stearns & Co. Inc. and Merrill Lynch & Co., Inc. as its financial advisors.

         Section 4.5 Harveys Shares. Such Seller holds of record and owns beneficially the number of Harveys Shares set forth next to such Seller's name in Section 3.2(c) of the Harveys Disclosure Schedule, free and clear of all security interests, liens, claims, pledges, agreements, limitations on such Seller's voting rights, charges or other encumbrances or restrictions on transfer of any nature, other than those imposed by the Securities Act, state securities laws or applicable gaming laws. Sellers are not parties to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) obligating such Seller to sell, transfer, or otherwise dispose of any capital stock of Harveys. Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Harveys.

         Section 4.6 All Harveys Capital Stock. Upon the Closing, Harrah's shall own all of such Seller's shares of capital stock of Harveys.

                                ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF HARRAH'S

         Harrah's represents and warrants to Harveys that the statements contained in this Article V are true and correct except as set forth herein and in the disclosure schedule delivered by Harrah's to Harveys on or before the date of this Agreement (the "Harrah's Disclosure Schedule"). The Harrah's Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V and the disclosure in any paragraph shall qualify other paragraphs in this Article V only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

         Section 5.1 Organization. Each of Harrah's and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership and limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted prior to the Closing. Each of Harrah's and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Harrah's and its Subsidiaries, taken as a whole (a "Harrah's Material Adverse Effect"). Harrah's has delivered to Harveys a true and correct copy of the Certificate of Incorporation and Bylaws of Harrah's, as amended to the date of this Agreement.

         Section 5.2 Authority; No Conflict; Required Filings and Consents.

          (a) Harrah's has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by Harrah's of the transactions to which it is a party that are contemplated by this Agreement by Harrah's have been duly authorized by all necessary corporate action on the part of Harrah's. This Agreement has been duly executed and delivered by Harrah's and constitutes the valid and binding obligation of Harrah's, enforceable against Harrah's in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) general principles of equity.

          (b) Other than as disclosed in Section 5.2(b) of the Harrah's Disclosure Schedule, the execution and delivery of this Agreement by Harrah's does not, and the consummation by Harrah's of the transactions to which it is a party that are contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Harrah's or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Harrah's or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 5.2(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Harrah's or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which
(x) are not, individually or in the aggregate, reasonably likely to have a Harrah's Material Adverse Effect or (y) would not impair or delay the Closing.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Harrah's or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Harrah's or the consummation by Harrah's or such Subsidiaries of the transactions to which it is or they are a party that are contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) any approvals and filing of notices required under the Harrah's Gaming Laws (as defined in Section 5.6(b)) or the Harveys Gaming Laws, (iii) such consents, approvals, orders, authorizations, permits, filings, or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (v) such filings and consents as may be required under any environmental health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Closing or the transactions contemplated by this Agreement, the failure of which to make or obtain, respectively, would not be reasonably likely to result in a Harrah's Material Averse Effect, and (vi) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which the Company or any of its Subsidiaries conducts any business or owns any assets the failure of which to make or obtain would not be reasonably likely to have a Harrah's Material Adverse Effect.

         Section 5.3 Intentionally Omitted.

         Section 5.4 Brokers. None of Harrah's, any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Harrah's has retained Deutsche Banc Alex. Brown Inc. and CIBC World Markets as financial advisors, the arrangements with which have been disclosed in writing to Harveys prior to the date hereof.

         Section 5.5 Financing. Harrah's will have available on the Closing Date sufficient funds to enable Harrah's to (i) pay the Total Transaction Consideration (exclusive of the deduction set forth in clauses (xii) and (xvii) of Section 1.3(b)), (ii) purchase any of Harveys' outstanding 105/8 % Senior Subordinated Notes due 2006 required to be purchased pursuant to the change of control provisions contained in the instruments governing such indebtedness, (iii) repay all outstanding amounts under the Second Amended and Restated Credit Agreement, dated as of October 5, 1999, as amended, among Harveys and certain of its Subsidiaries, as Borrowers, the Lenders herein named, Wells Fargo Bank, National Association, as Swingline Lender, L/C Issuer and Agent Bank, Credit Lyonnais Los Angeles Branch, as Syndication Co-Agent, Deutsche Bank Securities, as Documentation Agent, Societe Generale and Bank One, N. A. as Co-Managing Agents and (iv) replace, assume or substitute in full the Iowa West Letter of Credit.

         Section 5.6 Compliance with Gaming Laws.

          (a) Each of Harrah's and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Harrah's' best knowledge), officers, persons performing management functions similar to officers and, to Harrah's' best knowledge, partners, hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities under the Harrah's Gaming Laws necessary to conduct the business and operations of Harrah's and each of its Subsidiaries, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect (the "Harrah's Permits") and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Harrah's Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Harrah's Material Adverse Effect. Each of Harrah's and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Harrah's' best knowledge), officers, persons performing management functions similar to officers and, to Harrah's' best knowledge, partners, are in compliance with the terms of the Harrah's Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect. Except as disclosed in the forms, reports, and documents required to be filed by Harrah's with the SEC filed prior to the date of this Agreement, the businesses of Harrah's and its Subsidiaries are not being conducted in violation of any Harrah's Gaming Law, except for possible violations which individually or in the aggregate do not and would not be reasonably likely to have a Harrah's Material Adverse Effect. Harrah's has received no notice of any investigation or review by any Governmental Entity under any Harrah's Gaming Law with respect to Harrah's or any of its Subsidiaries that is pending, and, to the best knowledge of Harrah's, no investigation or review is threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect.

          (b) The term "Harrah's Gaming Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of Harrah's or any of its Subsidiaries, including, without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, the Douglas County, Nevada Code and the rules and regulations promulgated thereunder, the Louisiana Economic Development and Gaming Act and the rules and regulations promulgated thereunder, the Louisiana Riverboat Economic Gaming Control Act and the rules and regulations promulgated thereunder, the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, and the rules and regulations promulgated thereunder, the Illinois Riverboat Gambling Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the Missouri Riverboat Gambling Act and the rules and regulations promulgated thereunder, the Indian Gaming Regulatory Act of 1988 and the rules and regulations promulgated thereunder, any state-tribal gaming compact and any applicable state gaming law and any federal or state laws relating to currency transactions.

          (c) Except as disclosed in Section 5.6(c) of the Harrah's Disclosure Schedule, neither Harrah's nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Harrah's' best knowledge), officer, key employee or, to Harrah's' best knowledge, partners of Harrah's or any of its Subsidiaries has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Harrah's Gaming Laws which did or would be reasonably likely to result in fines or penalties of $50,000 or more. To Harrah's' best knowledge, there are no facts, which if known to the regulators under the Harrah's Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, person performing management functions similar to an officer or partner, under any Harrah's Gaming Laws. Neither Harrah's nor any of its Subsidiaries has suffered a suspension or revocation of any Harrah's Permit held under the Harrah's Gaming Laws.

                                ARTICLE VI.
                                 COVENANTS

          Section 6.1 Conduct of Business of Harveys. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, subject to the limitations set forth below, Harveys agrees as to itself and each of its Subsidiaries (except to the extent that Harrah's shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Harveys has delivered concurrently herewith its operating budget (the "Budget"). Harveys shall make in all material respects the capital expenditures reflected in the Budget. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, and except as disclosed on Section 6.1 of the Harveys Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, without the written consent of Harrah's, Harveys shall not and shall not permit any of its Subsidiaries to:

              (i) adopt any amendment to its Articles of Incorporation or Bylaws or comparable charter or organizational documents;

              (ii) (A) issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class (other than upon exercise of Options outstanding on the date of this Agreement), or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Harveys Common Stock outstanding on the date hereof or (B) amend, waive or otherwise modify any of the terms of any employee option, warrant or stock option plan of Harveys or any of its Subsidiaries, including without limitation, the Options or the Harveys Stock Option Plan, except that Harveys may make such amendments, waivers and modifications that (i) will not impair in any respect Harrah's' ability to consummate the transactions contemplated hereby and (ii) will not result in any cost, liability or obligation to Harrah's or any of its Subsidiaries either before or after Closing or any cost, liability or obligation to Harveys or its Subsidiaries that adversely affects Harrah's or its Subsidiaries in any respect whatsoever; provided, however, that Harveys shall be permitted to grant options and issue stock or restricted stock to employees of Harveys and its Subsidiaries, so long as such employees accept and agree to the terms of that certain Stockholders Agreement, dated as of February 2, 1999, by and among Harveys, Voteco, Colony III, and stockholders party thereto or, in the case of any employee to be issued stock or restricted stock, such employee executes a Joinder;

              (iii) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any wholly-owned Subsidiary of Harveys and Harveys or any other wholly-owned Subsidiary of Harveys;

              (iv) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

              (v) except as permitted by paragraph (ii) above, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from Harveys or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer or employee of Harveys or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except (i) to the extent required by applicable law or regulation, (ii) pursuant to any collective bargaining agreements or Employee Plan as in effect on the date of this Agreement consistent with past practices or (iii) for salary and other benefit increases, grants, payments or modifications in the ordinary course of business consistent with past practice to employees other than executive officers of Harveys, (iv) to extend the term of any existing employment agreements to a date not later than the day following the Closing Date on the same terms as such previous employment agreements, or (v) to pay bonuses to employees not otherwise permitted pursuant to this
Section 6.1 so long as the Total Transaction Consideration is reduced in an amount equal to the aggregate amount of such bonuses;

              (vi) (A) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of Harveys or any of its Subsidiaries, except for (1) sales of current assets in the ordinary course of business and consistent with past practice in connection with Harveys' hotel, casino and related operations, (2) sales of equipment and other non-current assets in the ordinary course of business and consistent with past practice in connection with Harveys' hotel, casino and related operations in an amount not to exceed $250,000 individually or $1,000,000 in the aggregate or (3) other sales which, individually do not exceed $50,000 or which, in the aggregate, do not exceed $125,000 or (B) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for (1) acquisitions of current assets in the ordinary course of business and consistent with past practice in connection with Harveys' hotel, casino and related operations, (2) acquisitions of equipment and other non-current assets in the ordinary course of business and consistent with past practice in connection with Harveys' hotel, casino and related operations in an amount individually not to exceed $250,000 or
(3) other acquisitions which, individually, do not exceed $50,000 or which, in the aggregate, do not exceed $125,000; provided, however, that neither Harveys nor any of its Subsidiaries shall enter into any agreement with a term of greater than one year which is not terminable within 30 days without cost (other than a de minimis cost) to Harveys or such Subsidiary;

              (vii) (A) incur, assume or pre-pay any Indebtedness, except that Harveys and its Subsidiaries may incur or pre-pay debt in the ordinary course of business under existing lines of credit, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (C) except as contractually required to do so as of the date of this Agreement, make any loans, advances or capital contributions to, or investments in, any other person (including advances to employees) except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of Harveys and Harveys or another wholly-owned Subsidiary of Harveys; provided, however, that neither Harveys nor any of its Subsidiaries shall enter into any agreement with a term of greater than one year which is not terminable within 30 days without cost (other than a de minimis cost) to Harveys or such Subsidiary;

              (viii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Harveys or any of its Subsidiaries;

              (ix) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of its Federal income tax return for the taxable year ending November 30, 1999, provided, however, that Harrah's shall not unreasonably withhold its consent to any such matter that would preclude Harveys from timely filing its Tax Returns or timely paying its Taxes;

              (x) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of Harveys;

              (xi) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability (other than debt subject to paragraph (vii) above) of Harveys or of any of its Subsidiaries before the same comes due in accordance with its terms;

              (xii) fail to maintain its existing insurance coverage of all types in effect (however, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, Harveys may procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies);

              (xiii) enter into any collective bargaining agreement or any successor collective bargaining agreement;

              (xiv) make any change with respect to accounting policies or procedures, unless required by GAAP or the SEC, other than reasonable and usual actions in the ordinary course of business and consistent with past practice;

              (xv) modify, amend or terminate any of the Harveys Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

              (xvi) take, or agree to commit to take, any action that would make any representation or warranty of Harveys contained herein inaccurate in any respect at, or as of any time prior to, the Closing so as to cause the conditions to Harrah's to consummate the transactions contemplated herein not to be satisfied;

              (xvii) except for employment arrangements permitted by this Agreement, engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Harveys' affiliates (other than Harveys' wholly-owned Subsidiaries) which involves the transfer of consideration or has a financial impact on Harveys, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement;

              (xviii) close, shut down, or otherwise eliminate any of the casinos owned or operated by Harveys or any of its Subsidiaries, except for such closures, shutdowns or eliminations which are (i) required by action, order, writ, injunction, judgment or decree or otherwise required by law, or (ii) due to acts of God or other force majeure events;

              (xix) substantially change the manner in which it administers the Welfare Plans or make any changes that would materially impact the cost of administration of the Welfare Plans; or

              (xx) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize or announce an intention to do any of the foregoing.

         Section 6.2 Cooperation; Notice; Cure. Subject to compliance with applicable law (including, without limitation, antitrust laws and Harveys Gaming Laws), from the date hereof until the Closing, each of Harrah's and Harveys shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Harrah's and Harveys shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Harrah's or Harveys under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Harrah's or Harveys contained in this Agreement. Nothing contained in Section 6.1 above shall prevent Harveys from giving such notice, using such efforts or taking any action to cure or curing any such event, transaction or circumstance. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

         Section 6.3 No Solicitation.

          (a) Prior to the earlier of the Closing and the termination of this Agreement in accordance with Section 8.1, Harveys shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in negotiations or discussions with any person (or group of persons) other than Harrah's or its respective affiliates (a "Third Party") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal. "Acquisition Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of assets (including capital stock) of Harveys or any of its Subsidiaries comprising 25% or more of Harveys' consolidated assets (by book or by fair market value) or of over 25% of any class of equity securities of Harveys or any of its material Subsidiaries or (b) any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Harveys or any of its material Subsidiaries, or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Harveys (or any of its material Subsidiaries) and a third party in each case other than the transactions contemplated by this Agreement.

          (b) Harveys shall notify Harrah's immediately after receipt by Harveys (or any of their advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         Section 6.4 Employee Matters.

          (a) Harveys shall promptly pay or provide when due all compensation and benefits earned prior to the Closing Date as provided pursuant to the terms of any Employee Plans in existence as of the date hereof and as otherwise set forth in Section 3.14(b) of the Harveys Disclosure Schedule for all employees (and former employees) and directors (and former directors) of Harveys. Harrah's and Harveys agree that Harveys shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any agreement with any employee, former employee, director or former director in effect as of the Closing.

          (b) (i) Harveys shall use its reasonable best efforts prior to the Closing to obtain from each of the Harveys employees that would have amounts payable to them, or subject to accelerated payments or vesting, under all plans and agreements which would constitute "parachute payments" within the meaning of Section 280G of the Code an agreement in writing to limit amounts payable to them to those amounts that would be fully deductible pursuant to Section 280G of the Code unless the stockholders of Harveys approve such amounts pursuant to Section 280G(B)(5)(B) of the Code (the "Waivers");

              (ii) Following execution of the Waivers, Harveys shall use its reasonable best efforts to obtain written consent pursuant to Section 280G(b)(5)(B) of the Code to the amounts waived pursuant to the Waivers from stockholders of Harveys owning at least 75% of the outstanding voting stock of Harveys. Such consent shall by its terms become effective on the 20th calendar day following mailing of the Information Statement (or such later time as may be required by the Exchange Act).

         Section 6.5 Written Consent and Information Statement. Following the date hereof, Harveys shall use its reasonable efforts to obtain the written consent of at least 75% of the voting power of Harveys approving the compensation arrangements with certain of Harveys' employees, including "excess parachute payments" pursuant to Section 280G of the Code. Harveys shall, as promptly as practicable after the execution of this Agreement, prepare and file with the SEC the Information Statement, and any amendments or supplements thereto, to be mailed to all holders of Harveys Class A.

         Section 6.6 Access to Information.

          (a) Upon reasonable notice, subject to applicable law, including without limitation, antitrust laws and Harveys Gaming Laws, Harveys shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Harrah's, reasonable access, during normal business hours during the period from the date hereof to the Closing, to all its personnel, properties, books, contracts, commitments and records and, during such period, Harveys shall, and shall cause its Subsidiaries to, furnish promptly to the other (i) copies of monthly financial reports and development reports, (ii) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (iii) all other information concerning its business, properties and personnel as Harrah's may reasonably request. Harrah's will hold any such information furnished to it by Harveys, which is nonpublic in confidence in accordance with the Confidentiality Agreement dated November 23, 1999, between Harrah's and Colony Capital LLC, as extended by the letter agreement dated February 12, 2001 (the "Confidentiality Agreement"). No information or knowledge obtained in any investigation pursuant to this
Section 6.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated herein.

          (b) For purposes of complying with Section 1.3(d), the Sellers' Representative and its officers, directors, managers, member, partners, employees, financial advisors, legal advisors, accountants, representatives and agents shall have reasonable access, during normal business hours during the period of any dispute of the amount of Total Transaction Consideration in Section 1.3(d) following the Closing, to Harveys' and its Subsidiaries' applicable personnel, properties, books and records and Harveys shall, and shall cause its Subsidiaries to, promptly furnish to the Sellers' Representative and its officers, managers, members, partners, employees, financial advisors, legal advisors, accountants, other representatives and agents all information as may be reasonably required for the purposes specified in Section 1.3(d).

         Section 6.7 Governmental Approvals.

          (a) The parties hereto shall cooperate with each other and use their reasonable best efforts (and, with respect to the Harveys Gaming Laws, the Harrah's Gaming Laws and antitrust laws, if applicable, shall use their reasonable best efforts to cause their respective directors and officers to do so) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, all filings required under the HSR Act, the Harveys Gaming Laws and the Harrah's Gaming Laws ("Governmental Approvals"), and to comply (and, with respect to the Harveys Gaming Laws and the Harrah's Gaming Laws, to cause their respective directors and officers to so comply) with the terms and conditions of all such Governmental Approvals. The parties hereto and their respective officers, directors and affiliates shall use their reasonable best efforts to file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals (including without limitation under applicable Harveys Gaming Laws and Harrah's Gaming Laws) and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. The parties hereto acknowledge that this Agreement is subject to the review and approval of the Iowa Racing and Gaming Commission. Harveys and Harrah's shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information (including, without limitation, antitrust laws and Harveys Gaming Laws), all the information relating to Harveys or the Harrah's, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Harveys and Harrah's (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that it shall not be required to supply the other party with copies of all communication relating to the personal applications of individual applicants except for evidence of filing.

         (b) Harveys and Harrah's shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to reasonably believe that there is a reasonable likelihood that such consent or approval from such Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Harveys and Harrah's each shall use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement, seeking to prevent the entry by any Governmental Entity of any decree, injunction or other order challenging this Agreement or the consummation of the transactions contemplated by this Agreement, appealing as promptly as possible any such decree, injunction or other order and having any such decree, injunction or other order vacated or reversed.

          (c) Notwithstanding the foregoing or any other provision of this Agreement, Harrah's shall have no obligation or affirmative duty under this
Section 6.7 to dispose of any of its assets or properties, disassociate itself from any person or entity, or agree to do any of the foregoing at any time in the future, in connection with seeking any Governmental Approval.

         Section 6.8 Publicity. Harrah's and Harveys shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, provide each other the opportunity to review and comment upon and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and prior to considering in good faith any such comments, except as may be required by applicable law.

         Section 6.9 Indemnification.

          (a) From and after the Closing, Harrah's agrees that it will, and will cause Harveys to, indemnify and hold harmless each present and former director and officer of Harveys (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that Harveys would have been permitted under Nevada law, its Articles of Incorporation, its Bylaws and any indemnification agreements or arrangements in effect on the date hereof to indemnify such Indemnified Party.

          (b) For a period of six years after the Closing, Harrah's shall maintain or shall cause Harveys to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Harveys' directors' and officers' liability insurance policy (copies of which have been heretofore delivered by Harveys to Harrah's) with coverage in amount and scope at least as favorable as Harveys' existing coverage; provided that in no event shall Harrah's or Harveys be required to expend in the aggregate annually in excess of 200% of the annual premium currently paid by Harveys for such coverage; and if such annual premium would at any time exceed 200% of the such amount, then Harrah's or Harveys shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

          (c) In the event that Harveys or Harrah's or any of its respective, successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Harveys or Harrah's will assume the obligations thereof set forth in this Section 6.9.

          (d) The provisions of this Section 6.9 are intended to be an addition to the rights otherwise available to the current officers and directors of Harveys by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         Section 6.10 Stockholder Litigation. Harveys shall give Harrah's the reasonable opportunity to participate in the defense of any stockholder litigation against Harveys and its directors relating to the transactions contemplated hereby.

         Section 6.11 Further Assurances and Actions.

          (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, alm appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

          (b) In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement or to vest Harrah's with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Closing, the proper officers and/or directors of Harrah's and the particular Seller shall take all such necessary action and such individual Seller shall bear the cost of any such necessary action; provided, that if such action is necessary due to events or circumstances particular to Harrah's, Harrah's shall bear the cost of such action.

         Section 6.12 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Harveys stockholders, and Harveys, the Harveys stockholders and Harrah's shall cooperate in preparing and filing all Tax Returns and other documentation on a timely basis as may be required to comply with the provisions of such Tax laws.

         Section 6.13 Harveys Stockholders. Voteco and Colony III shall exercise their rights pursuant to Section 2.6 of the Stockholders Agreement and shall use their reasonable best efforts to cause the other holders of Harveys Common Stock to execute a joinder hereto in substantially the form of Exhibit 6.13 hereto (a "Joinder") and each of such other holders of Harveys Common Stock shall have executed such a Joinder; provided however, that the foregoing shall be deemed to be satisfied if Harveys, concurrently with the Closing, shall have the right to repurchase the Shares of any such stockholder for the same price per share as other holders of Harveys Common Stock; provided further, that in such event, the amount of Total Transaction Consideration shall be reduced by the amount payable to such stockholders upon Harveys' exercise of such right.

                               ARTICLE VII.
                           CONDITIONS TO CLOSING

         Section 7.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of each party to this Agreement to effect the Closing shall be subject to the satisfaction or waiver by each party prior to the Closing of the following conditions:

          (a) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Closing illegal or otherwise prohibiting consummation of the Closing.

          (b) Governmental Approvals. All Governmental Approvals required to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, under the Harveys Gaming Laws and the Harrah's Gaming Laws), all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof (including, without limitation, under the HSR Act) shall have expired and no such approval or expiration shall contain any conditions, limitations or restrictions, except, in each case where the failure of such to be the case would not be reasonably likely to have a Harveys Material Adverse Effect or a Harrah's Material Adverse Effect or require Harrah's to take any of the actions listed in Section 6.7(c).

         Section 7.2 Additional Conditions to Obligations of Harveys. The obligation of Harveys to effect the Closing is subject to the satisfaction of each of the following conditions prior to the Closing, any of which may be waived in writing exclusively by Harveys:

          (a) Representations and Warranties. The representations and warranties of Harrah's set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Harrah's Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement. Harveys shall have received a certificate signed on behalf of Harrah's by the chief executive officer and the chief financial officer of Harrah's to such effect.

          (b) Performance of Obligations of Harrah's. Harrah's shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Harveys shall have received a certificate signed on behalf of Harrah's by the chief executive officer and the chief financial officer of Harrah's to such effect.

          (c) Third-Party Consents. Harrah's shall have received all third-party consents and approvals required to be obtained by Harrah's in connection with the transactions contemplated hereby under any contract to which Harrah's or any of its Subsidiaries may be a party, except for such third-party consents and approvals as to which the failure to obtain, individually or in the aggregate, would not reasonably be expected to impair or delay the consummation of the Closing.

          (d) Letter of Credit. Harrah's shall have replaced, assumed or substituted in full the Iowa West Letter of Credit.

         Section 7.3 Additional Conditions to Obligations of Harrah's. The obligations of Harrah's to effect the Closing are subject to the satisfaction of each of the following conditions prior to the Closing, any of which may be waived in writing exclusively by Harrah's:

          (a) Representations and Warranties. The representations and warranties of Harveys set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materially or a Harveys Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement including Section 6.1 hereof; provided that, with respect to the truth and correctness of such representations and warranties as of the Closing Date, with respect to the use of the term "Harveys Material Adverse Effect" in such representations and warranties the following, both individually and in the aggregate, shall be excluded from the definition of "Harveys Material Adverse Effect" and from any determination as to whether any Harveys Material Adverse Effect has occurred or may occur: (i) the fact, in and of itself, that Harveys fails to meet projections (whether by Harveys or independent third parties) of earnings, revenues or other financial performance measures, (ii) the effects of changes that are applicable to the gaming industry or to the financial, banking, currency or capital markets in general, in and of themselves, and (iii) any reduction, in and of itself, in historic or prospective revenues, net income or EBITDA of Harveys C.C. Management Company, Inc. or Harveys Wagon Wheel Hotel/Casino. Harrah's shall have received a certificate signed on behalf of Harveys by the chief executive officer and the chief financial officer of Harveys to such effect.

          (b) Performance of Obligations of Harveys and Sellers. Harveys and Sellers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Harrah's shall have received a certificate signed on behalf of Harveys by the chief executive officer and the chief financial officer of Harveys to such effect.

          (c) No Material Adverse Change. Between the date of this Agreement and the Closing, there shall have been no material adverse change in the business, properties, assets, liabilities, operations, condition (financial or otherwise) or prospects of Harveys and its Subsidiaries, taken as a whole, or of any of the three separate businesses operated as the Harveys Resort & Casino - Lake Tahoe, Harveys Casino/Hotel Council Bluffs and Bluffs Run Casino; provided, however, that the following, both individually and in the aggregate, shall be excluded from any determination as to whether any material adverse change has occurred or may occur: (i) the fact, in and of itself, that Harveys fails to meet projections (whether by Harveys or independent third parties) of earnings, revenues or other financial performance measures, (ii) the effects of changes that are applicable to the gaming industry or to the financial, banking, currency or capital markets in general, in and of themselves and (iii) any reduction, in and of itself, in historic or prospective revenues, net income or EBITDA of Harveys C.C. Management Company, Inc. or Harveys Wagon Wheel Hotel/Casino.

          (d) Third-Party Consents. Harrah's and Harveys shall have received all third-party consents and approvals required to be obtained by Harrah's or Harveys in connection with the transactions contemplated hereby (including any consents required for the renaming or rebranding of any Harveys or its subsidiaries' gaming operations), under any contract to which Harrah's or Harveys (or any of their respective Subsidiaries) may be a party, other than consents related to Indebtedness listed on Section 3.3(b) of the Harveys Disclosure Schedule, consents related solely to Harrah's agreements and arrangements that are unrelated to Harveys, and except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not be reasonably likely to result in (i) a material adverse change in the business, properties, assets, liabilities, operations, condition (financial or otherwise) or prospects of Harveys and its Subsidiaries, taken as a whole or (ii) a Harrah's Material Adverse Effect, as the case may be.

          (e) No Disposition Required. No disposition of any Harveys Subsidiary or operation thereof prior to or upon consummation of the Closing shall be required as a condition of any Governmental Approval.

          (f) Advisory Committee Approval. The Colony III Advisory Committee shall have approved the sale of Colony III's shares of Harveys Common Stock to Harrah's.

          (g) Tax Withholding Forms and Certificates. Harrah's shall have received a statement (in form and substance reasonably satisfactory to Harrah's) that satisfies Harrah's' obligations under Treasury Regulation
Section 1.1445-2(b)(2), state tax clearance certificates or any other document(s) which may be required by any taxing authority in order to relieve Harrah's of any obligation to withhold any portion of the payments to the Harveys stockholders pursuant to this Agreement.

                               ARTICLE VIII.
                         TERMINATION AND AMENDMENT

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing (with respect to Sections 8.1(b) and 8.1(c), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Closing by the stockholders of Harveys:

          (a) by mutual written consent of Harveys and Harrah's; or

          (b) by either Harrah's or Harveys if the transactions contemplated hereby shall not have been consummated on or prior to December 31, 2001 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

          (c) by either Harrah's or Harveys if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing and the transactions contemplated hereby.

         Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Harrah's or Harveys, or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 8.3, 9.2, 9.3, 9.5 and 9.6 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that, the provisions of Sections 8.3, 9.2, 9.3, 9.5 and 9.6 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.3 Fees and Expenses.

          (a) Except as set forth in Section 8.3(b), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Closing is consummated.

          (b) If (provided that Harveys is not then in material breach of its obligations under this Agreement) Harrah's fails to obtain any permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals or authorizations which are necessary pursuant to Harveys Gaming Laws or the Harrah's Gaming Laws to consummate the transactions contemplated by this Agreement and this Agreement is thereafter terminated pursuant to Section 8.1(b) solely due to such failure, then Harrah's shall promptly, but in no event later than two business days following written demand therefor, pay to Harveys by wire transfer an amount equal to $5.0 million, which amount shall be inclusive of any fees or expenses incurred by Harveys and shall represent Harveys' sole and exclusive remedy against Harrah's and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment.

         Section 8.4 Sellers' Representative. Sellers hereby appoint Colony III to act as representative for all Sellers (the "Sellers' Representative"). Colony III shall act on behalf of and shall bind all Sellers as their representative in all matters related to this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, in any amendment or supplement hereto.

         Section 8.5 Amendment. This Agreement may be amended by Harrah's, Harveys and the Sellers' Representative. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Harrah's, Harveys and the Sellers' Representative.

         Section 8.6 Extension; Waiver. At any time prior to the Closing, Harrah's, Harveys and the Sellers' Representative, by action taken or authorized by their respective Boards of Directors (in the case of the Sellers' Representative, or comparable governing body, may, to the extent legally allowed (i) extend the time for or waive the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party (or, in the case of Sellers, by the Sellers' Representative).

                                ARTICLE IX.
                               MISCELLANEOUS

         Section 9.1 Survival of Certain Matters Following Termination or Closing. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for the agreements contained in Sections 1.3(d) and (e), 6.6(b), 6.9 and 6.11(b) and Article IX. The Confidentiality Agreement shall survive the execution and delivery of this Agreement. At the Closing, the rights and obligations under the Confidentiality Agreement of the parties thereto shall terminate.

         Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Harveys, to

                           Harveys Casino Resorts
                           Highway 50 & Stateline Avenue
                           Stateline, NV 89449
                           Attn:  Wade Hundley
                           Telecopy:  (775) 586-6852

                           with a copy to:

                           Colony Capital, LLC
                           1999 Avenue of the Stars
                           Suite 1200
                           Los Angeles, CA  90067
                           Attn:  Jonathan H. Grunzweig
                           Telecopy:  (310) 843-3663

                           and to:
                           ------

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, CA  90071
                           Attn:  Nicholas P. Saggese, Esq.
                           Telecopy:  (213) 687-5600

          (b) if to Sellers, to

                           Colony Investors III, L.P.
                           1999 Avenue of the Stars
                           Suite 1200
                           Los Angeles, CA  90067
                           Attn:  Jonathan H. Grunzweig
                           Telecopy:  (310) 843-3663

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, CA  90071
                           Attn:  Nicholas P. Saggese, Esq.
                           Telecopy:  (213) 687-5600

          (c) if to Harrah's, to

                           Harrah's Entertainment, Inc.
                           One Harrah's Court
                           Las Vegas, NV 89199-4312
                           Attn:  Corporate Secretary
                           Telecopy:  (702) 407-6311

                           with a copy to:

                           Latham & Watkins
                           633 West Fifth Street, Suite 4000
                           Los Angeles, CA 90071-2007
                           Attn:  Cynthia A. Rotell, Esq.
                           Telecopy:  (213) 891-8763

         Section 9.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 24, 2001. As used in this Agreement, "best knowledge" means with respect to a person other than an individual, the knowledge of any executive officer, director or key employee of such person. Any such individual will be deemed to have "knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter or (ii) such individual could be expected to discover or otherwise become aware of such fact or other matter in the ordinary course of performing such individual's employment duties in a prudent manner.

         Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

         Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.9 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Closing. Each party hereto agrees that, except for the representations and warranties contained in this Agreement and the respective Disclosure Schedules, none of Harrah's or Harveys makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

         Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws applicable to contracts made and to be performed in of the State of Nevada, without regard to any applicable conflicts of law.

         Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of Harrah's, Harveys and the Sellers' Representative. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.




         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.


                                        HARRAH'S ENTERTAINMENT, INC.



                                             /s/ Philip G. Satre
                                        --------------------------------------
                                        By:  Philip G. Satre
                                        Its: Chairman of the Board and CEO


                                        HARVEYS CASINO RESORTS



                                             /s/ Wade Hundley
                                        --------------------------------------
                                        By:  Wade Hundley
                                        Its: Executive Vice President and
                                             Office of the Chief Executive
                                             Officer


                                        COLONY HCR VOTECO, LLC



                                             /s/ Thomas J. Barrack, Jr.
                                        --------------------------------------
                                        By:  Thomas J. Barrack, Jr.
                                        Its: Manager


                                        COLONY CAPITAL III, L.P.



                                             /s/ Thomas J. Barrack, Jr.
                                        --------------------------------------
                                        By:  Thomas J. Barrack, Jr.
                                        Its:   President